Exhibit 99.2

NETCAPITAL FUNDING PORTAL INC

UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NETCAPITAL FUNDING PORTAL INC

INDEX TO UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

Page

Unaudited Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Stockholders’ Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6 – 12

 Netcapital Funding Portal Inc.

Balance Sheets

Unaudited

	June 30, 2020	June 30, 2019

Assets
Current assets:
Cash and cash equivalents	$189,372	$65,145
Accounts receivable	—	1,274
Prepaid expenses	6,070	3,750
Total current assets	195,442	70,169

Due from affiliate	295,000	220,000
Total assets	$490,442	$290,169

Liabilities and Stockholders’ Equity

Current liabilities:
Due to related parties	$16,623	$481
Income tax payable to parent	102,277	51,964
Total current liabilities	118,900	52,445

Commitments and Contingencies	—	—

Stockholders’ equity:
Common stock, $.01 par value; 5,000 shares authorized;1,000 shares issued, and outstanding, respectively	10	10
Capital in excess of par value	27,990	27,990
Retained earnings	343,542	209,724
Total stockholders’ equity	371,542	237,724
Total liabilities and stockholders’ equity	$490,442	$290,169

Unaudited - See accompanying notes to the financial statements

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Netcapital Funding Portal Inc.
Statements of Operations
For the Six Months Ended June 30, 2020 and 2019 Unaudited

	2020	2019

Revenues	$184,036	$195,944
Cost of revenues	7,337	5,676
Gross profit	176,699	190,268

Cost and expenses:
Compensation and related expenses	65,225	37,800
Rent	19,030	15,395
General and administrative	1,805	2,223

Total costs and expenses	86,060	55,418

Income from operations	90,639	134,850
Income tax	24,744	36,814
Net income	$65,895	$98,036

Basic income per share	$65.90	$98.04
Diluted income (loss) per share	$65.90	$98.04
Weighted average number of shares outstanding - basic	1,000	1,000
Weighted average number of shares outstanding – diluted	1,000	1,000

Unaudited - See accompanying notes to the financial statements

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Netcapital Funding Portal Inc.

Statements of Stockholders’ Equity

For the Six Months Ended June 30, 2020 and Years Ended December 31, 2019 and 2018

Unaudited

	Common Stock
	Shares	Amount	Capital in Excess of Par Value	Retained Earnings	Total Stockholders Equity
Balance, January 1, 2018	1,000	$10	$27,990	$71,382	$ 99,382
Net income year ended12/31/2018	—	—	—	40,306	40,306
Balance, December 31, 2018	1,000	10	27,990	111,688	139,688
Net income June 30, 2019	—	—	—	98,036	134,850
Balance, June 30, 2019	1,000	10	27,990	209,724	237,724
Net income December 31, 2019	—	—	—	67,923	67,923
Balance, December 31, 2019	1,000	10	27,990	277,647	305,647
Net income June 30, 2020	—	—	—	65,895	65,895
Balance, June 30, 2020	1,000	$10	$27,990	$343,542	$ 371,542

See accompanying notes to consolidated financial statements.

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Netcapital Funding Portal Inc.

Statements of Cash Flow

For the Six Months Ended June 30, 2020 and 2019

Unaudited

	2020	2019
Cash flows from operating activities
Net income	$65,895	$98,036
Changes in operating assets and liabilities
Accounts receivable	5,742	(1,274)
Prepaid expenses	—	1,795
Income tax payable to parent	24,744	36,814
Accounts payable	9,300	(5,269)
Net cash provided by operating activities	105,681	130,102
Cash flows from investing activities	—	—
Net cash provided by investing activities	—	—
Cash flows from financing activities
Payments to affiliate	—	(190,000)
Net cash used in financing activities	—	(190,000)
Net increase (decrease) in cash and cash equivalents	105,681	(59,898)
Cash and cash equivalents - beginning of year	83,691	125,043
Cash and cash equivalents - end of year	$189,372	$65,145
Supplemental disclosures on cash flow information
Interest paid during the year	$—	$—
Income taxes paid during the year	$—	$—

See accompanying notes to consolidated financial statements.

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Netcapital Funding Portal Inc.

Unaudited Notes to Unaudited Financial Statements

June 30, 2020

NOTE 1 - Description of Business and Summary of Accounting Principles

Description of the Organization

Netcapital Funding Portal Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) was formed on March 8, 2016 in the State of Delaware. The Company’s headquarters are located in Boston, Massachusetts. The Company aims to revolutionize the way early-stage companies raise capital by providing a way for non-accredited and accredited investors to invest in private companies on a public platform. We operate under Title III of the Jumpstart our Business Startups Act (“JOBS Act”), allowing private companies to advertise the sale of stock to both accredited and non-accredited investors. The Company is a funding portal registered with the U.S. Securities and Exchange Commission (SEC) and a member of the Financial Industry Regulatory Authority (FINRA), that operates under Title III of the JOBS Act. The Company’s mission is to empower thousands of companies to raise capital and create significant amounts of jobs over the coming years.

The financial statements are presented in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.  The Company’s fiscal year end is December 31.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  The most significant estimates relate to allowance for doubtful accounts.  On a continual basis, management reviews its estimates, utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions.  After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. The Company has no cash equivalents. The Company uses two financial institutions for its cash balances and may maintain cash balances that exceed federally insured limits.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)." Topic 606 established that the Company recognize revenue using the following five-step model

• Identification of the contract, or contracts, with a customer;

• Identification of the performance obligations in the contract;

• Determination of the transaction price;

• Allocation of the transaction price to the performance obligations in the contract; and

• Recognition of revenue when or as, the Company satisfies a performance obligation.

The Company’s revenue producing activities commenced in 2016 with the start of Regulation Crowdfunding under Title III of the JOBS Act. The Company acts as an intermediary by providing an online platform (the “Platform”) for companies (an “Issuer”) to sell equity securities to investors. The Company’s primary fee is equal to 4.9% of the amount invested in an offering. Platform fees are due upon the disbursement of funds from escrow and are paid directly to the Company from the Issuers’ escrow accounts. The Company may also charge the Issuer an engagement fee, a rolling close fee, a material change fee and a fee for termination of reporting obligations. The Company identifies performance obligations in contracts with customers, which primarily are a success fee of 4.9% of funds raised. For other fees, the transaction price is determined based on the amount the Company expects to be entitled to receive in exchange for transferring the promised services to the customer. The transaction price in the contract is allocated to each distinct performance obligation in an amount that represents the relative amount of consideration expected to be received in exchange for satisfying each performance obligation. Revenue is recognized when performance obligations are satisfied. The Company bills its customers an engagement fee before it provides the substantive portion of its services. All other fees are payable after services have been performed. Contracts are one year or less.

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Judgments and Estimates

The estimation of variable consideration for each performance obligation requires the Company to make subjective judgments. The Company enters contracts with customers that regularly include promises to transfer multiple services, such as rolling closes and offering statement amendments. For arrangements with multiple services, the Company evaluates whether the individual services qualify as distinct performance obligations. In its assessment of whether a service is a distinct performance obligation, the Company determines whether the customer can benefit from the service on its own or with other readily available resources, and whether the service is separately identifiable from other services in the contract. This evaluation requires the Company to assess the nature of each individual service offering and how the services are provided in the context of the contract, including whether the services are significantly integrated, highly interrelated, or significantly modify each other, which may require judgment based on the facts and circumstances of the contract.

When agreements involve multiple distinct performance obligations, the Company allocates arrangement consideration to all performance obligations at the inception of an arrangement based on the relative standalone selling prices (“SSP”) of each performance obligation. Where the Company has standalone sales data for its performance obligations which are indicative of the price at which the Company sells a promised service separately to a customer, such data is used to establish SSP. In instances where standalone sales data is not available for a particular performance obligation, the Company estimates SSP by the use of observable market and cost-based inputs. The Company continues to review the factors used to establish list price and will adjust standalone selling price methodologies as necessary on a prospective basis.

Service Revenue

Professional services revenue is recognized over time as the services are rendered. When a contract with a customer is signed, the Company assesses whether collection of the fees under the arrangement is probable. The Company estimates the amount to reserve for uncollectible amounts based on the aging of the contract balance, current and historical customer trends, and communications with its customers. The primary services rendered generate a fee to list an offering on the funding portal (a “Listing Fee”) and a success fee of 4.9% of the funds raised by a customer that uses the funding portal (a “Portal Fee”). If a customer does not pay the Listing Fee, the customer will not be given access to the funding portal. When a Listing Fee has been earned, it is billed to the customer. The Portal Fee is deemed to be earned when a customer asks to withdraw money from a third-party escrow account. Every time money is withdrawn from escrow, the Company receives a Portal Fee of 4.9% of the funds disbursed.

Contract Assets

Contract assets are recorded for those parts of the contract consideration not yet invoiced but for which the performance obligations are completed. The revenue is recognized when the customer receives services. Contract assets are included in other current or non-current assets in the balance sheets, depending on if their reduction will be recognized during the succeeding twelve-month period or beyond.

Deferred Revenue

Deferred revenues represent billings or payments received in advance of revenue recognition and are recognized upon transfer of control. Balances consist primarily of prepaid services not yet provided as of the balance sheet date. Deferred revenues that will be recognized during the succeeding twelve-month period are recorded as current deferred revenues in the balance sheets, with the remainder recorded as other non-current liabilities in the balance sheets.

Costs to Obtain a Customer Contract

Sales commissions and related expenses are considered incremental and recoverable costs of acquiring customer contracts. These costs are capitalized as other current or non-current assets and amortized on a straight-line basis over the life of the contract, which approximates the benefit period. The benefit period was estimated by taking into consideration the length of customer contracts, technology lifecycle, and other factors. All sales commissions are recorded as compensation and related expenses within the Company's statement of operations.

Remaining Performance Obligations

The Company's engagement terms are less than one year. All of the Company’s revenues are considered contract revenues. As of June 30, 2020 and 2019 there is no contract revenue which has not yet been recognized.

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Cost of Services

Cost of services consist of direct costs that we pay to third-party service providers in order to provide the services that generate revenue. The primary costs incurred is for a qualified third-party escrow agent that holds money for investment commitments until a closing occurs.

Fair Value of Financial Instruments

Under the Fair Value Measurements Topic of the FASB Accounting Standards Codification, the Company bases its fair value on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It is the Company’s policy to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements, in accordance with the fair value hierarchy. Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, are based primarily upon management’s own estimates, are often calculated based on current pricing policy, the economic and competitive environment, the characteristics of the asset or liability and other such factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, that could significantly affect the results of current or future value.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. During the years ended six-month periods ended June 30, 2020 and 2019 the Company recorded no losses due to impairment.

Income Taxes

The Company did not pay income taxes in the years ended December 31, 2019 and 2018 because its operations are part of a consolidated federal and state tax return.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

The Company has concluded that there are no significant uncertain tax positions requiring recognition in the Company's financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to foreign, federal, state and local income taxation though it has not been since inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Basic Income Per Share

Basic income per share is calculated by dividing the Company’s net income or loss applicable to common shareholders by the weighted average number of common shares during the period. A diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. At December 31, 2019 and 2018 the Company had no convertible securities outstanding.

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Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02 – “Leases (Topic 842).” Under ASU 2016-02, entities will be required to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases.  Among other changes in accounting for leases, a lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term.  When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease.  Similarly, optional payments to purchase the underlying asset should be included in the measurement of lease assets and lease liabilities only if the lessee is reasonably certain to exercise that purchase option.  The amendments in ASU 2016-02 will become effective for fiscal years beginning after December 15, 2018, including interim periods with those fiscal years, for public business entities.  Management determined that the adoption of this guidance will not have a material impact on the financial statements.

In January 2017, the FASB issued ASU No. 2017-01, clarifying the Definition of a Business, which narrows the definition of a business. This ASU provides a screen to determine whether a group of assets constitutes a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated as acquisitions. If the screen is not met, this ASU (1) requires that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create an output and (2) removes the evaluation of whether a market participant could replace missing elements. Although outputs are not required for a set to be a business, outputs generally are a key element of a business; therefore, the FASB has developed more stringent criteria for sets without outputs. The ASU is effective for annual periods beginning after December 15, 2018. Management determined that the adoption of this guidance will not have a material impact on the financial statements.

In March 2017 the FASB issued ASU 2017-04 Intangibles—Goodwill and Other (Topic 350) Simplifying the Test for Goodwill Impairment. This amendment simplifies the measurement of goodwill by eliminating Step 2 from the goodwill impairment test. This update is effective for fiscal years beginning after December 15, 2021. The adoption of ASU No. 2017-04 is not expected to have a material impact on the Company’s financial statements.

In May 2017, the FASB issued ASU 2017-09 which clarifies the guidance on the modification accounting criteria for share-based payment awards. The new guidance requires registrants to apply modification accounting unless three specific criteria are met. The three criteria are 1) the fair value of the award is the same before and after the modification, 2) the vesting conditions are the same before and after the modification and 3) the classification as a debt or equity award is the same before and after the modification. This update is effective for fiscal years beginning after December 15, 2017 and are to be applied prospectively to new awards granted after adoption. Management determined that the adoption of this guidance will not have a material impact on the financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 2 – STOCKHOLDERS’ EQUITY

The Company has 5,000 shares of common stock authorized and 1,000 shares of common stock outstanding as of June 30, 2020 and 2019. All outstanding shares are owned by our parent corporation, Netcapital Systems LLC.

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NOTE 3 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company accrues for loss contingencies associated with outstanding litigation, claims and assessments for which management has determined it is probable that a loss contingency exists, and the amount of loss can be reasonably estimated. Costs for professional services associated with litigation claims are expensed as incurred. As of June 30. 2020 and 2019, the Company has not accrued or incurred any amounts for litigation matters.

Leases

Our office was located in New York City and the lease was cancelled in March 2020 with the arrival of COVID-19 in New York, and requirements for only essential workers to travel and commute in New York City. Beginning in March 2020 our personnel have worked from home. Rent expense for the six-month periods ended June 30, 2020 and 2019 amounted to $19,030 and $15,395, respectively.

Contingencies

A novel strain of coronavirus, or COVID-19, has spread throughout Asia, Europe and the United States, and has been declared to be a pandemic by the World Health Organization. Our business plans have not been significantly impacted by the COVID-19 outbreak. However, we cannot at this time predict the specific extent, duration, or full impact that the COVID-19 outbreak will have on our financial condition, operations, and business plans for 2021. Our operations have adapted social distancing and cleanliness standards and we may experience delays in anticipated timelines and milestones.

NOTE 4 – INCOME TAXES

The Company did not have any material unrecognized tax benefits as of June 30, 2020 and 2019. The Company does not expect the unrecognized tax benefits to significantly increase or decrease within the next twelve months.  The Company recorded no interest and penalties relating to unrecognized tax benefits as of and during the years ended December 31, 2019 and 2018.  The Company is subject to United States federal income tax, as well as New York state and Massachusetts taxes. The Company is currently open to audit under the statute of limitations by the federal and state jurisdictions for the years ending December 31, 2017 through 2020.

The Company is part of a consolidated group that files a consolidated tax return for federal and state taxes but is disclosing on its balance sheet the tax liability that would be due if it were a stand-alone company. Income tax expense was calculated using the separate-return method so that taxes were allocated to the Company at a rate of 21% for federal incomes tax and 8% for state income tax. For the six months ended June 30, 2020 and 2019, income tax expense amounted to $24,744 and $36,814, respectively. An income tax payable to parent account was established to record the payable to the parent company in the amounts of $102,277 and $51,964 as of June 30, 2020 and 2019, respectively.

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NOTE 5 – FAIR VALUE

The Fair Value Measurements Topic of the FASB Accounting Standards Codification establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

●	Level 1: inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the company has the ability to access at the measurement date.

●	Level 2: inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

●	Level 3: inputs are unobservable inputs for the asset or liability.

Under the Fair Value Measurements Topic of the FASB Accounting Standards Codification, we base fair value on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It is our policy to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements, in accordance with the fair value hierarchy. Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, are based primarily upon management’s own estimates, are often calculated based on current pricing policy, the economic and competitive environment, the characteristics of the asset or liability and other such factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows that could significantly affect the results of current or future value.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value and for estimating fair value where it is practicable to do so for financial instruments not recorded at fair value (disclosures required by the Fair Value Measurements Topic of the FASB Accounting Standards Codification).

Cash and cash equivalents, accounts receivable, and accounts payable

In general, carrying amounts approximate fair value because of the short maturity of these instruments.

The Company has no instruments with significant off balance sheet risk.

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NOTE 6 – EARNING PER COMMON SHARE

Earnings per common share data for the six-month periods ended June 30, 2020 and 2019 was computed as follows:

	2020	2019
Net income	$65,895	$98,036
Weighted average common shares outstanding	1,000	1,000
Effect of dilutive securities	—	—
Weighted average dilutive common shares outstanding	1,000	1,000
Earnings per common share – basic	$65.90	$98.04
Earnings per common share – diluted	$65.90	$98.04

For the six-month periods ended June 30, 2020 and 2019. The Company had no dilutive securities.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company makes advances to and receives advances from its parent corporation from time-to-time. As of June 30, 2020 and 2019 the Company has a receivable from its parent corporation of $295,000 and $200,000, respectively, that was forgiven in conjunction with the sale of the Company. See Note 9. For the six-months periods ended June 30, 2020 and 2019 the Company paid compensation to its officers of $20,000 and $0, respectively.

NOTE 8 – CONCENTRATIONS

Although certain customers may from time-to-time constitute more than 10% of the Company’s revenues in a given reporting period, the Company is not dependent on any single or group of customers, and accordingly, the loss of any such customers would not have a significant impact on the Company’s operations.

NOTE 9 – SUBSEQUENT EVENTS

On August 23, 2020, the Company entered into an Agreement and Plan of Merger whereby it merged with Netcapital Acquisition Vehicle Inc., an indirect wholly owned subsidiary of Netcapital Inc., wherein the Company is the surviving corporation. This transaction is designed to be a tax-free merger to enhance the Company’s revenues and ability to provide services to democratize the private capital markets while helping companies at all stages to build, grow and fund their businesses with a full range of services from strategic advice to raising capital. The transaction closed effective November 5, 2020.

The Company evaluated subsequent events through September 3, 2021, the date these financial statements were available to be issued. There were no other material subsequent events that required recognition or additional disclosure in these financial statements.

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